Exhibit 99.1

                              LETTER OF TRANSMITTAL

                            CANANDAIGUA BRANDS, INC.

                                OFFER TO EXCHANGE
                          8 1/2% SENIOR NOTES DUE 2009
                                       FOR
                      8 1/2% SERIES B SENIOR NOTES DUE 2009

                 PURSUANT TO THE PROSPECTUS DATED _______, 2000


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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON,
___________, ___________, 2000, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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         By execution of this Letter of Transmittal the undersigned acknowledges receipt of the prospectus dated _________, 2000 (the "Prospectus") of Canandaigua Brands, Inc., a Delaware corporation (the "Company"), which, together with this letter of transmittal and the instructions hereto (the
"Letter of Transmittal"), constitutes the Company's offer (the "Exchange Offer") to exchange (pound)75,000,000 of 8 1/2% Series B Senior Notes due 2009 (the "New Notes") that have been registered under the U.S. Securities Act of 1933 for (pound)75,000,000 of its outstanding 8 1/2% Senior Notes due 2009 (the "Old Notes") pursuant to a registration statement of which the Prospectus is a part, upon the terms and subject to the conditions set forth in the Prospectus.
Tenders of Old Notes will be accepted only in authorized denominations of (pound)1,000. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

         Because all of the Old Notes are held in book-entry accounts maintained by the Exchange Agent at DTC, Euroclear or Cedelbank, this Letter of Transmittal need not be manually executed; PROVIDED, HOWEVER, that tenders of Old Notes must be effected in accordance with the procedures mandated by DTC's Automated Tender Offer Program ("ATOP") or by Euroclear or Cedelbank, as the case may be. To tender Old Notes in this manner, the electronic instructions sent to DTC, Euroclear or Cedelbank and transmitted to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by and make all of the representations in this Letter of Transmittal. In all other cases, a Letter of Transmittal must be manually executed and delivered to the Exchange Agent in the manner set forth on the final page of this Letter of Transmittal.

         Any questions regarding the Exchange Offer should be addressed to, and materials relating to the Exchange Offer may be obtained from, Citibank Global Agency and Trust Services (telephone (44 171) 508-3839).

         Delivery of this Letter of Transmittal in a manner or to an address, or transmission via telegram, telex or facsimile, other than as set forth above will not constitute a valid delivery.

Ladies and Gentlemen:

         Subject to the terms of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of Old Notes indicated below. Subject to, and effective upon, the acceptance for exchange of the principal amount of Old Notes tendered in accordance with this Letter of Transmittal, the undersigned sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Old Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact with respect to the Old Notes with full power of substitution to (i) deliver certificates for such Old Notes to the Company, or transfer ownership of such Old Notes on the account books maintained by DTC, Euroclear or Cedelbank, as the case may be, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company and (ii) present such Old Notes for transfer on the books of the Company and receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

         The undersigned hereby represents and warrants that he or she has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are acquired by the Company. The undersigned also acknowledges that this Exchange Offer is being made in reliance on an interpretation by the staff of the U.S. Securities and Exchange Commission, that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, the undersigned represents that such Old Notes were acquired as a result of market-making activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The undersigned represents that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the undersigned,
(ii) neither the undersigned holder of Old Notes nor any other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act or, if the undersigned is an affiliate, that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

         The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the assignment and transfer of the Old Notes tendered hereby.

         For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given written notice thereof to the Exchange Agent and complied with the applicable provisions of the registration rights agreement. If any tendered Old Notes are not accepted for exchange pursuant to the Exchange Offer for any reason or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be credited by book-entry transfer to the account at DTC, Euroclear or Cedelbank from which they were tendered as promptly as practicable after the expiration or termination of the Exchange Offer.

         All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death, incapacity or dissolution of the undersigned and every obligation under this Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, successors, and assigns.

         The undersigned understands that tenders of Old Notes pursuant to the procedures described under the caption "The Exchange Offer-Procedures for Tendering Old Notes" in the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer.

         THE BRACKETED INFORMATION IS REQUESTED BUT IS NOT REQUIRED. All other questions must be answered unless otherwise indicated. Only one offer may be submitted by or on behalf of each beneficial holder owner of Old Notes.

[Name of Beneficial Owner:
                                                     --------------------------
         Contact Person
                                                     --------------------------
         Address
                                                     --------------------------
         Telephone (with international dialing code)
                                                     --------------------------
         Facsimile (with international dialing code)
                                                     --------------------------]

PRINCIPAL AMOUNT TENDERED


Bond Description                 Series    CUSIP          ISIN                Common Code   Principal Amount

8 1/2% Senior Notes due 2009        144A      137219AF8      US137219AF83        010445744     ___________
8 1/2% Senior Notes due 2009        REG S     [none]         XS0104457444        10454744      ___________


1.       Company Name of Direct Participant in Euroclear,
         Cedelbank or DTC signing:
                                                     --------------------------
         Contact Person
                                                     --------------------------
         Address
                                                     --------------------------
         Telephone (with international dialing code)
                                                     --------------------------
         Facsimile (with international dialing code)
                                                     --------------------------

2.       Name of Clearing System (Euroclear, Cedelbank or
         DTC) where Old Notes are held:

         Account Number at Clearing System
         referred to above where Old
         Notes are held:
                                                     --------------------------

         /_/ CHECK HERE AND FILL IN THE NAME AND ADDRESS FOR DELIVERY IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.


Name:
          ----------------------------------------------------
Address:
          ----------------------------------------------------

          ----------------------------------------------------

                                PLEASE SIGN HERE

         This Letter of Transmittal must be signed by the holder(s) of the Old Notes exactly as their name(s) appears(s) on a security position listing as the owner of Old Notes. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under "Capacity" and submit evidence satisfactory to the Company of such person's authority to so act. See Instruction 3 herein.


x                                           Date:
 --------------------------------------          -------------------------------
x                                           Date:
 --------------------------------------          -------------------------------
      Signature(s) of Holder(s) or
      Authorized Signatory

Name(s):                                    Address:
        -------------------------------             ----------------------------

---------------------------------------     ------------------------------------
         (Please print)                     (including zip code or postal code)


Capacity(ies):                              Telephone (with international
              -------------------------     dialing code):

                                            ------------------------------------

Taxpayer Identification No(s):
                              ---------

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

         1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND OLD NOTES. The method of delivery of this Letter of Transmittal, the tendered Old Notes, and all other required documents to the Exchange Agent is at the election and risk of the holders and, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent or DTC, Euroclear, or Cedelbank in the case of electronically delivered Old Notes. Instead of delivery by mail, it is recommended that an overnight or hand delivery service be used. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company.

         2. PARTIAL TENDERS. If less than all of the Old Notes evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount of Old Notes to be tendered in the box above entitled "Principal Amount Tendered." ALL OF THE OLD NOTES HELD BY A TENDERING HOLDER WILL BE DEEMED TO HAVE BEEN TENDERED UNLESS OTHERWISE INDICATED.

         3. SIGNATURES IN A FIDUCIARY OR REPRESENTATIVE CAPACITY. If this Letter of Transmittal (or copy hereof) is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

         4. TRANSFER TAXES. The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer.

         5. WAIVER OF CONDITIONS. The Company reserves the absolute right to amend, waive, or modify specified conditions in the Exchange Offer in the case of any Old Notes tendered.

         6. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Letters of Transmittal or Old Notes will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all Letters of Transmittal or tenders that are not in proper form or the acceptance of which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to the particular Old Notes covered by any Letter of Transmittal or tendered pursuant to such Letter of Transmittal. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. The Company's interpretation of the terms and conditions of the Exchange Offer shall be final and binding.

                  The Exchange Agent for the Exchange Offer is:

                                 CITIBANK, N.A.

            By Facsimile:              By Overnight Courier, by Hand or by Mail:

            Citibank N.A.                            Citibank N.A.
    Attention: Global Agency and              Attention: Global Agency and
      Trust Services-Operations                Trust Services-Operations
Reference: Canandaigua Exchange Offer    Reference: Canandaigua Exchange Offer
      Fax No. (44 171) 508-3876                      P.O. Box 18055
  (For Eligible Institutions Only)                 5 Carmelite Street
                                                    London EC4Y 0PA